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                                                                     EXHIBIT 5.1

                        SHUMAKER, LOOP & KENDRICK, LLP
                          2800 BANK OF AMERICA PLAZA
                          101 EAST KENNEDY BOULEVARD
                            POST OFFICE BOX 172609
                           TAMPA, FLORIDA 33672-0609

                                September 8, 2000

800 Travel Systems, Inc.
4802 Gunn Highway
Tampa, FL 33624

         Re: Registration Statement on Form S-8

Sir or Madam:

         We have assisted 800 Travel Systems, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of an aggregate of 750,000 shares of the common stock of the Company, par value $.01 per share (the "Shares"), subject to issuance by the Company upon exercise of options granted to employees and granted to employees under the 2000 Stock Incentive Plan, to non-employee directors, and to consultants (collectively referred to as the "Options").

         In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

         Based upon the foregoing, it is our opinion that the Shares, when issued and sold pursuant to elections made by participating eligible employees, non-employee directors, and consultants in a manner consistent with the terms of the Options, will be legally issued, fully paid and nonassessable.

         We are admitted to practice in the State of Florida, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of Florida and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

         The undersigned hereby consents to the filing this opinion as Exhibit
5.1 to the Registration Statement on Form S-8 and to the use of its name in the Registration Statement.

                                            Very truly yours,

                                            /s/ SHUMAKER, LOOP & KENDRICK, LLP
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                                            SHUMAKER, LOOP & KENDRICK, LLP